Exhibit 5.1

To: Addex Therapeutics Ltd c/o Addex Pharma SA Chemin des Aulx 12 1228 Plan-les-Ouates Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zürich homburger.ch T +41 43 222 10 00

April 4, 2023

Addex Therapeutics Ltd – Offering of 7,999,998 Registered Shares with a Nominal Value of CHF 0.01 each

Ladies and Gentlemen:

We have acted as special Swiss counsel to Addex Therapeutics Ltd, a stock corporation incorporated under the laws of Switzerland (the Company), in connection with the filing of a prospectus supplement (the Prospectus Supplement) with the United States Securities and Exchange Commission (the SEC) on April 4, 2023 for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act), the offer and sale of 7,999,998 registered shares in the Company, with a nominal value of CHF 0.01 each, to be sourced from treasury shares indirectly held through the Company's wholly owned subsidiary Addex Pharma SA, in the form of 1,333,333 American Depositary Shares (the Offered Shares) and the filing of a report of a foreign private issuer on form 6-K on the date hereof. The Prospectus Supplement is part of a registration statement on Form F-3 (File No. 333-255089) filed with the SEC on April 7, 2021 and declared effective on April 13, 2021 (the Registration Statement) containing a base prospectus (the Base Prospectus) and allowing a “shelf” registration process relating to the Offered Shares.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Documents.

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents (including, in the case of the Prospectus Supplement, the Registration Statement or the Base Prospectus, any document incorporated by reference therein or exhibited thereto) or any other matter.

For purposes of this opinion, we have only reviewed originals or copies of the following documents (collectively the Documents):

(i)	an electronic copy of the Prospectus Supplement;

(ii)	an electronic copy of the Registration Statement;

(iii)	an electronic copy of articles of association (statuts) of the Company dated December 15, 2022, notarized by a licensed notary of the Canton of Geneva on December 15, 2022 (the Articles); and

(iv)	an electronic copy of an internet excerpt (extrait internet) from the Commercial Register of the Canton of Geneva dated April 4, 2023, relating to the Company (the Excerpt).

No documents, other than the Documents, have been reviewed by us in connection with this opinion. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

II.	Assumptions

In rendering the opinions below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;

(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic or facsimile signatures thereon have been produced and used in accordance with applicable internal rules and/or procedures and the individual to whom any such electronic or facsimile signature belongs has consented to the use of his or her signature for each such document on which it appears;

(c)	the Prospectus Supplement, the Registration Statement and the Base Prospectus are unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes or events have occurred which should have been or should be reflected in the Prospectus Supplement, the Registration Statement or the Base Prospectus as of the date hereof;

(d)	all signatures appearing on all original documents or copies thereof (including, without limitation, electronic copies) which we have examined are genuine and authentic;

(e)	to the extent relevant for purposes of this opinion, any and all information contained in the Documents is, and all material statements made to us in connection with the Documents are and will be, true, complete and accurate at all relevant times;

(f)	the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (restitution des versements) and has not undertaken and will not undertake an acquisition in kind (reprise de biens) or intended acquisition in kind (reprise de biens envisagée) without complying with the formal procedure set forth in article 628 of the Swiss Code of Obligations;

(g)	the Articles and the Excerpt are unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Articles or the Excerpt as of the date hereof;

(h)	the Company is, at the date hereof, not insolvent or over-indebted (in the sense of article 725 of the Swiss Code of Obligations (the CO)); and

(i)	no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion.

III.	Opinion

Based on the foregoing assumptions and subject to the qualifications set out below, we express the following opinion:

1.	The Offered Shares have been duly issued, are fully paid as to their nominal value and non-assessable.

IV.	Qualifications

The above opinion is subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

We express no opinion as to whether the Prospectus Supplement, the Registration Statement or the Base Prospectus are accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Prospectus Supplement, the Registration Statement or the Base Prospectus provide sufficient information for investors to reach an informed assessment of the Company, any companies within the Company’s consolidation perimeter and the Offered Shares.

(b)	We express no opinion as regards the exclusion of shareholders’ pre-emptive subscription rights (droits de souscription préférentiels).

(c)	We express no opinion as to tax, regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

(d)	If used in this opinion, the term "non-assessable" means that no further contributions have to be made by the relevant holder of the Offered Shares.

* * *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes that are made or brought to our attention hereafter.

This letter is addressed to you in connection with the Prospectus Supplement. We consent to the filing of this letter as an exhibit to the Prospectus Supplement. No other person may rely on this opinion for any purpose. Without our prior written consent, this opinion may not (in full or in part) be copied, furnished or quoted to any other person except your advisors and representatives in connection with the matters set forth herein.

This opinion shall be governed by and construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being Zurich 1.

[Remainder of page intentionally left blank]

[The next page is the signature page]

Sincerely yours,

/s/ Homburger AG

[Signature page to opinion to Company]